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                                  EXHIBIT 10.49

                                                               EXECUTION VERSION

                             MODIFICATION AGREEMENT

         This Modification Agreement (the "Agreement") is effective as of the 16th day of January, 2004 and is by and between Schlotzsky's Franchisor, L.L.C., a Delaware limited liability company (the "Borrower"), and John C. Wooley and Jeffrey J. Wooley (collectively, the "Lender").

                                    RECITALS:

         The Borrower is legally obligated to pay that certain promissory note (the "Note") in the original principal amount of Two Million Five Hundred Thousand and no/100 ($2,500,000.00), less certain expenses, dated November 14, 2003, executed by the Borrower, payable to the order of the Lender, and secured by the Collateral Agreements (as defined in the Note). The Collateral Agreements include the Security Agreement dated of even date with the Note.

         Pursuant to that certain Subordination Agreement dated December 29, 2003, between NS Associates I, Ltd., Borrower, Lender and other parties, certain of Lender's rights under this Agreement and the Note have been subordinated and are subject to certain limitations until the terms of the Subordination Agreement are either released or terminated (the "Subordination End-Date").

         The Borrower and Lender now desire to modify certain terms of the Note and to extend and carry forward the liens created by the Collateral Agreements.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the agreements of the Lender and the modification of other terms of the Note as hereinafter set forth by the Lender as the legal owner and holder thereof, the Borrower and the Lender hereby agree as follows:

         1. The Borrower hereby renews the Note and indebtedness represented thereby and promises to pay to the order of the Lender at 203 Colorado, Austin, Travis County, Texas, Two Million Five Hundred Thousand and no/100 ($2,500,000.00), or the outstanding principal amount advanced under the Note, whichever is less, together with interest on the outstanding portion thereof for the period such amounts are unpaid prior to the Maturity Date (as defined in Paragraph 2(a) below) at the Applicable Interest Rate (as defined below) as set forth herein.

                  (a) Prior to maturity, the term "Applicable Interest Rate" means a varying rate per annum equal to the sum of the Index (hereinafter defined) and 250 basis points. After maturity, the term "Applicable Interest Rate" means a varying rate per annum equal to the lower of (y) sum of the Index plus 500 basis points

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                           (but never less than 6% per annum) or (z) the Maximum
                           Lawful Rate. The rate per annum at which interest accrues hereunder shall be adjusted without notice to the Makers on the effective date of any change in the Index or the Maximum Lawful Rate, as the case may be.

                  (b) The term "Index" means the annual lending rate of interest announced from time to time by J.P. Morgan Chase & Co., New York, New York, as its prime rate, or in the event no such rate is announced, then a comparable rate reasonably selected by the Payee and specified in a written notice to the Makers. The Index in effect as of November 14, 2003 (the date the Note was printed) was 4.0%. The Makers understand that the Index may not be the lowest rate of interest charged to or paid by customers of the Payee or of any financial institution, that the Index is not necessarily more favorable than another rate or index, and that rates on other loans or credit facilities may be based on indices other than the Index.

                  (c) Matured unpaid amounts shall bear interest at the Maximum Lawful Rate (as defined in the Note).

         2. The Note as modified hereby, is due and payable as follows, to-wit:

                  (a) Principal shall be due and payable in monthly installments of Seventy-eight Thousand One Hundred Twenty Five and 00/100 Dollars ($78,125.00) each, payable on the 15th day of each and every calendar month, beginning May 15, 2004 and continuing regularly thereafter until the earlier of December 15, 2006 (the "Maturity Date") or the Subordination End-Date.

                  (b) Interest shall be due and payable on the 15th day of each and every calendar month, beginning February 15, 2004 and continuing regularly thereafter until the Maturity Date or the Note is paid in full.

                  (c) Interest shall be calculated on the unpaid principal to the date of each installment paid and the payment made credited first to the discharge of the interest accrued and the balance to the reduction of the principal.

                  (d) The entire amount hereof, principal and interest remaining unpaid, shall be due and payable in full on the earlier of the Maturity Date or the Subordination End-Date.

         3. The Borrower agrees to pay all costs and expenses incurred by the Lender in connection with the preparation, execution, performance, delivery and enforcement of the this Agreement and any other documents related thereto, including without limitation the fees and expenses of Lender's counsel incurred and to be incurred by the Lender.

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         4.       The Borrower hereby ratifies and confirms the liens created by the Collateral Agreements until the Note as so modified has been fully paid and all obligations performed or paid, and agrees that such modification shall in no manner affect or impair the Note or the liens created by the Collateral Agreements and that the liens created by the Collateral Agreements shall not in any manner be waived, the purpose of this Agreement being simply to modify the time of payment and the terms of payment of the Note and to carry forward all liens securing the same, which the Borrower hereby acknowledges to be valid and subsisting. It is the intention of the parties hereto that this Agreement shall not constitute a novation and shall in no way adversely affect or impair the priority of the liens created by the Collateral Agreements.

         5. The Borrower agrees that all terms and provisions of the Note and of the Collateral Agreements shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. The Borrower represents and warrants to the Lender that the Note and the Collateral Agreements are not in default after giving effect to this extension and renewal thereof and that there are no defenses, offsets or counterclaims to or against either the Note or the Collateral Agreements.

         6. It is the intention of the Borrower and the Lender to conform strictly to the applicable laws of usury. All agreements and transactions among the Borrower and the Lender, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, demand for prepayment or otherwise, shall the amount contracted for, charged or received by the Lender from the Borrower for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law. Any interest payable hereunder or under any other instrument relating to the loan evidenced hereby that is in excess of the legal maximum, shall, in the event of acceleration of maturity, late payment, prepayment, demand or otherwise, be applied to a reduction of the principal indebtedness hereof and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such principal, such excess shall be refunded to the Borrower. To the extent not prohibited by law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating, allocating and spreading all interest at any time contracted for, charged or received from the Borrower in connection with the loan in equal parts during the period of the full term of the loan evidenced hereby until repayment in full of the principal (including the period of any renewal or extension hereof), so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted under applicable law.

         7. The Borrower, and all endorsers, guarantors and sureties of the Note (collectively, the "Obligated Parties") severally waive presentment for payment, demand, notice of intent to accelerate, notice of acceleration, protest and notice of protest, and of dishonor and diligence in collecting and the bringing of suit against any other party, and agree to all renewals, extensions, partial payments, releases, subordinations and substitutions of security, in whole or in part, with or without notice, before or after maturity. The failure by the Lender to exercise any of its rights, remedies, recourses, or powers upon the occurrence of one or more defaults shall not constitute a waiver of the right to exercise the same or any other right, remedy, recourse, or

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power at any subsequent time in respect to the same or any other default. The acceptance by the Lender of any payment hereunder which is less that payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Lender's rights, remedies, recourses, or powers at that time, or any subsequent time, or nullify any prior exercise of any such right, remedy, recourse or power without the written consent of the Lender, except as and to the extent otherwise required by applicable law.

         8. NO OTHER AGREEMENTS. THIS AGREEMENT, THE NOTE AND THE COLLATERAL DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         EXECUTED in duplicate, to be EFFECTIVE AS OF the 16th day of January
2004.

                                       BORROWER:

                                       SCHLOTZSKY'S FRANCHISOR, L.L.C.
                                       a Delaware limited liability company

                                       By: /s/ JOYCE CATES
                                           ---------------------------------
                                           Joyce V. Cates
                                           Senior Vice President

                                       LENDER:

                                       JOHN C. WOOLEY

                                           /s/ JOHN C. WOOLEY
                                       ---------------------------------
                                       John C. Wooley

                                       JEFFREY J. WOOLEY

                                          /s/ JEFFREY J. WOOLEY
                                       ---------------------------------
                                       Jeffrey J. Wooley

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